UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders was held on May 21, 2014 (the “Annual Meeting”). We had 22,978,219 shares of common stock outstanding on March 31, 2014, the record date for the Annual Meeting. At the Annual Meeting, 21,544,593 shares of common stock were present in person or represented by proxy. The following sets forth the final results of the voting for the matters voted upon at the Annual Meeting. These matters are described in more detail in our definitive proxy statement, dated April 8, 2014.

Proposal 1: Election of three members of the Board of Directors of the Company. The shareholders elected three directors to hold office until the 2017 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, by the following votes:

Name of Directors Elected	For	Withheld	Broker Non-Votes
Kim D. Blickenstaff	20,855,295	146,403	542,895
Howard E. Greene, Jr.	20,841,579	160,119	542,895
Christopher J. Twomey	20,860,659	141,039	542,895

Proposal 2: Ratification of the appointment of Ernst & Young LLP to serve as the independent registered public accountant for the 2014 fiscal year. The proposal was approved, by the following vote:

For	Against	Abstain	Broker Non-Votes
21,461,356	83,014	223	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

Date: May 23, 2014	/s/ David B. Berger
David B. Berger
General Counsel

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